                                                                    Exhibit 10.5

                                     Lease


     THIS Lease, made this    day of December, 1993, by and between Advent
Realty Limited Partnership II, of 45 Milk Street, Boston, Massachusetts 02109 ("Landlord") and Nova MicroSonics, a division of Advanced Technology Laboratories, Inc., ("Tenant") of 11 Leighton Place, Mahwah, New Jersey 07430.

                                  WITNESSETH:

That Landlord, for and in consideration of the rents and all other charges and payments hereinafter reserved and payable by Tenant, and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, does hereby demise and Lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises described below ("Premises"), subject to all matters hereinafter set forth and upon the subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

1.  PREMISES. The Premises demised by this Lease are approximately 27,900+/-
    ---------
square feet located at 1 Pearl Court, Allendale, New Jersey ("Building"), together with an exclusive right to use parking and a non exclusive right to use other common areas. The location and dimensions of the Premises and designated 80 car parking are shown on Exhibit "A", which is attached hereto and incorporated herein by reference. No easement for light or air is incorporated in the Premises.

2.  TERM. The term of this Lease shall begin on the first day of April 1994, and
    ----
ends on the 31st day of March, 1999 at midnight, unless sooner terminated as hereinafter provided, subject to Landlord's completion of demolition and construction per plans signed off by Tenant and the obtaining of a Certificate of Occupancy. Tenant shall review and sign off plans in a timely manner.

3.  RENT.  Tenant agrees to pay Landlord by payment to office as  Landlord may
    -----
designate, promptly on the first day of each month, in advance, during the term of this Lease, a monthly rental ("Rent") as follows:

     Year 1 - $19,060.00 per month,  net,net,net
     Year 2 - $19,060.00 per month,  net,net,net
     Year 3 - $19,060.00 per month,  net,net,net
     Year 4 - $20,055.00 per month,  net,net,net
     Year 5 - $20,055.00 per month,  net,net,net

It is intended that the Rent provided for in this Lease shall be an absolutely net return to Landlord throughout the Term hereof, free of any expense, charge or other deduction whatsoever, with respect to the Premises, the Building and/or the ownership, leasing operation, management, maintenance, repair, rebuilding, use or occupation of any interest of Landlord therein, except only as otherwise expressly provided in this Lease.

4.  RENT INCREASES.
    ---------------
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                                    OMITTED

5.  ADDITIONAL RENT.
    ----------------

     a. In addition to the Rent, Tenant shall pay to Landlord that percent of the total cost of the following items ("Adjustments") as the total floor area of the Premises bears to the total floor area of the Building as of the first day of each calendar month.

               (i) All real estate taxes and insurance premiums. Said Real estate taxes shall include all real estate taxes and assessments that are levied upon or assessed against the Premises, including any taxes which may be levied on rents. Said insurance premiums shall include all insurance premiums for fire, extended coverage, public liability, and other insurance which Landlord deems necessary. If any tenant(s) in the Building pay taxes directly to any taxing authority or carry their own insurance, as may be provided in their Leases, the square footage of their Leased Premises shall not be included as part of the floor area of the Building for purposes of calculating Tenant's share of Adjustments:

               (ii) All costs to maintain, repair, replace, supervise, insure (including provision of public liability insurance) and administer common areas, parking lots, landscaping, sidewalks, driveways, roof covering, downspouts and gutters, the structural portions of the roof, foundations and exterior walls of the Building, and other areas used in common by the tenants or occupants of the Building. Nothing in the foregoing sentence shall be construed to make Tenant liable for capital improvements not reasonably required for use or occupancy by Tenant. The cost of any capital improvement made during the term of this Lease shall be amortized over the life of such improvement. Tenant shall not be required to pay for the costs to repair or replace any roof covering or the structural portions of the roof, foundations and exterior walls of the building should such maintenance, repair, or replacement occur during the first 24 months of the term of this Lease. Tenant shall be responsible for its share of the amortized cost of any capital improvement made and implemented thereafter and only for the remainder of the term of the Lease and any option periods, unless Tenant vacates the Premises during the said 24 month period.

               (iii) Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Premises or the common areas of the Building.

               (iv) Management fees for the operation of the Building not to exceed, however, any annual sum equal to four (4%) percent of the total annual fixed rent for the Building.

     b. Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Adjustments for the period between such commencement date and the following July 1 and Tenant shall pay these estimated Adjustments on a monthly basis concurrently with the payment of the Rent. Tenant shall continue to make such monthly payments until notified by Landlord of a change therein. By September 1 of each year, Landlord shall provide to Tenant a statement showing the total Adjustments for the prior calendar year and Tenant's allocable share thereof, prorated from the commencement date of this Lease during the first year. If the total monthly payments which Tenant has made for the prior calendar year (or portion thereof during which the Lease was in effect) is less than the Tenant's actual share of such Adjustments, then Tenant shall pay the difference in a lump sum and ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant shall be credited towards the Adjustments next due. The actual Adjustments for the prior year shall be used for purposes of calculating the estimated monthly Adjustments for the current year with actual determination of such Adjustments occurring after the end of each calendar year, except that in any year in which resurfacing of the common parking area or major roof repairs are planned, Landlord may include the estimated cost of such work in the estimated monthly Adjustments. Even though the term of this Lease has expired and Tenant has vacated the Premises, when the final determination is made of Adjustments for the year in which this Lease terminates, Tenant shall immediately pay any increase over the estimated Adjustment previously paid and, conversely, any overpayment shall be immediately returned by Landlord to Tenant. Failure of Landlord to submit statements in a timely manner as called for herein shall be deemed a waiver of Tenant's obligation to pay Adjustments as herein provided. Upon Tenant's request, Landlord shall make available to Tenant copies of all invoices received by Landlord in connection with any costs incurred by Landlord which is subject to payment by Tenant under the provisions of this Article, and copies of the contracts between Landlord and those used by Landlord to perform any services which are subject to payment by Tenant under the provisions of this Article.

          Upon Tenant's request, Landlord shall make available to Tenant copies of all invoices received by Landlord in connection with any costs incurred by Landlord which is subject to payment by Tenant under the provisions of this Article, and copies of the contracts between Landlord and those used by Landlord to perform any services which are subject to payment by Tenant under the provisions of this Article.

6.   PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before
     -----------------------
delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's Leasehold improvements, equipment, furniture, fixtures, and any other personal property located on the Premises. In the event any or all of the Tenant's Leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount such tax is applicable to Tenant's property.

7.   UTILITY BILLS. Tenant shall promptly pay all water, sewer, gas,
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electricity, fuel, phone, light, heat, electric power and other utility bills from the Premises. If Tenant does not pay these bills, Landlord may pay them and such payment shall be added to the Rent.

8.   LATE CHARGES.  If any Rent or other sums due from Tenant is not received by
     ------------
Landlord or Landlord's designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, six percent (6%) of such overdue amount), plus reasonable attorneys' fees incurred by Landlord due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted hereunder.

9.   SECURITY DEPOSIT.  Concurrently with Tenant's execution of this Lease,
     ----------------
Tenant has deposited with Landlord $38,000.00. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said security deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in any amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its other funds, and (unless otherwise required by law) tenant shall not be entitled to interest of such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days following expiration of this Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

10.  USE OF PREMISES.
     ----------------

     a. The Premises shall be used for office, R&D, light assembly and warehousing of personal computers to be used for the medical industry. Tenant shall not create any nuisance or trespass or vitiate the insurance or increase the rate of insurance of the Premises or the building. Tenant agrees not to overload the floors of the Premises or of the building. Tenant agrees not to use the Premises for any purpose or business which is illegal, noxious, offensive because of emission of noise, creates smoke, dust, or odors or which could damage the Building or the Lands environmentally or otherwise or be a nuisance or menace to or interfere with any other tenant or the public. The floor load of the building is 200 lbs. per square inch.

     b. Simultaneously herewith, Tenant shall furnish Landlord with all Standard Industrial Classification numbers as issued by the United States, the State of New Jersey or any other governmental authority ("SIC"), which relates to the business of the Tenant and the uses and purposes for which the Premises shall be utilized. Tenant's SIC number is 3841.

11.  ABANDONMENT OF PREMISES.   Tenant agrees not to vacate the Premises during
     ------------------------
the term of this Lease unless rent and common area charges continue and agrees to use said Premises for the purposes stated above and only for such purpose.

12.  DESTRUCTION AND DAMAGE.
     ----------------------

     a. If the Building is damaged by fire or other perils covered by extended coverage insurance Landlord shall, at Landlord's option:

          (i) In the event of total destruction of the Building, elect either to promptly commence repair and restoration of the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore said Building, in which event this Lease shall terminate. In either case, Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the building, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (ii) In the event of a partial destruction of the Building to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building may be repaired or restored within ninety (90) days from the date of such destruction and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, commence and proceed diligently with the work or repair and restoration, in which event the Lease shall continue in full force and effect; or if such repair and restoration requires longer than ninety (90) days or the cost thereof exceeds twenty-five percent (25%) of the full insurable value thereof or if said insurance proceeds will not be sufficient to cover such costs, Landlord may elect either to so report and restore, in which event the Lease shall continue in full force and effect, or not repair, reconstruct or restore, in which event the lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within ninety (90) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

          b. Upon termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date of the damage or destruction, except for items which have theretofore accrued and are then unpaid, and except for those items which by their own nature survive the termination of the Lease.

          c. In the event of repair and restoration as herein provided, the Rent shall be abated proportionately in the ratio which the Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages from loss of use of the whole or any part of said Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          d. Landlord and Tenant shall not be released from any of their obligations under this Lease except to the extent and upon the conditions expressly stated in this Article. Notwithstanding anything to the contrary contained in this Article, if Landlord has elected to repair and restore the Premises and is thereafter delayed or prevented from repairing and restoring said Premises within 120 days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs and, Tenant shall be released from its obligations under this Lease as of the end of said 120 day period.

          e. If damage to the Building or the Premises is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord or Tenant may elect to terminate this Lease immediately.

          f. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of said Building and Premises which were originally provided at Landlord's expense, and the repair and restoration of areas or items not provided at Landlord's expense shall be the obligation of Tenant.

          g. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation to repair or restore the Premises or the Building during the last twelve (12) months of this Lease or any extension thereof. In such event, Tenant shall have the right to terminate this Lease immediately.

13.  CONDEMNATION.  If twenty-five percent (25%) or more of the Premises is
     -------------
taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise or the right of appropriation, reverse condemnation, condemnation or eminent domain or sold to prevent such taking, the Tenant or the Landlord may at its option terminate this Lease as of the effective date thereof. Tenant shall not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If less than twenty-five percent (25%) of the Premises is taken, Landlord or Tenant at its option may terminate this Lease. If Landlord or Tenant do not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, allowing for the reasonable effects of such taking, and a proportionate allowance shall be made to Tenant for the Rent and Additional Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such taking and restoration.

14.  INDEMNIFICATION.  Tenant agrees, as its sole cost and expense, to
     ----------------
indemnify and save Landlord harmless from and against any and all claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Premises, or occurring in, on or about the Premises or any part thereof, or arising, directly or indirectly, in whole or in part, from any act of omission of Tenant or any concessionaire of subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default by Tenant or any term, provisions, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereof, except for any loss or damage caused by negligence of the Landlord, its employees and agents. Said indemnity shall include defending or resisting and proceeding by attorneys reasonably satisfactory to Landlord.

     Landlord agrees, at its sole cost and expense, to indemnify and save
Tenant harmless from and against any and all claims, actions, demands, and suits for, in connection with, or resulting from design defects in the Premises or any accident, injury, or damage whatsoever caused to any person or property arising, directly or indirectly, in whole or in part from any act or omission of Landlord or any of their respective licensees, servants, agents, employees, or contractors, or arising out of the breach or default by Landlord of any term, provisions, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereof, except for any loss or damage caused by negligence of the Tenant, its employees, agents, servants, or contractors.

15.  LIABILITY INSURANCE.  Tenant shall, at Tenant's expense, obtain and
     --------------------
keep in force during the term of this Lease policies of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises. Such insurance shall be in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000). The limit of any such insurance shall not limit the liability of the Tenant hereunder.
Tenant may provide this insurance under a blanket policy, provided that said insurance shall have an additional insured lessor endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A:XIII or better in "Best Key Rating Guide". Tenant shall deliver to Landlord copies of certificates of insurance evidencing the liability insurance required herein.
No policy coverage shall lapse or be subject to reduction of coverage. All such policies shall name Landlord and Kwartler Associates, Inc. as additional insured, shall be written primary policies not contributing with and not in excess of coverage which Landlord may carry and shall be written with an insurance carrier satisfactory to Landlord.

16.  FIRE INSURANCE - FIXTURES AND EQUIPMENT.  Tenant shall maintain in
     ----------------------------------------
full force and effect on all of its fixtures and equipment on the Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement in amount or amounts equal to the full replacement cost of such fixtures and equipment. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions. Tenant shall furnish Landlord with a certificate evidencing such policy and whenever required shall satisfy Landlord that such policy is in full force and effect.

17.  REPAIRS BY LANDLORD.  Landlord agrees to keep in good repair the
     --------------------
structural portions of the roof, foundations, and exterior walls of the Premises (exclusive of all glass and all exterior doors) and underground utility and sewer pipes outside the exterior walls of the Building, if any, except repairs rendered necessary by the negligence of Tenant, its agents, customers, employees or invitees. Landlord gives to Tenant exclusive control of the Premises and shall be under no obligation to inspect said Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. All repairs shall commence promptly following the receipt of the written report, and shall be implemented in a timely manner.

18.  REPAIRS BY TENANT.  Tenant accepts the Premises in their present
     ------------------
condition pursuant to the plan attached to this Lease. Tenant shall, throughout the initial term of this Lease and all renewals thereof, at its expense, take good care of the Premises and shall keep, repair, replace and maintain the Premises in good order, condition and repair, reasonable wear and tear excepted, and each and every part thereof (including, without limitation, painting and decorating, and the repair, maintenance and replacement of any heating, ventilating and air conditioning units or system), except only such matters that are expressly stated herein to be within the landlord's obligation to maintain, and shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained on the sidewalks, driveways, parking lots, yards, entrances and curbs, in, oh or adjacent to the Building. Tenant further agrees not to use the Premises or permit the Premises to be used in any manner as to cause excessive depreciation of or to the Building and improvements, and agrees not to cause nor permit waste of or damage or nuisance to, in, or about the Premises of the Building.

19.  NO ACCESS TO ROOF.  Tenant shall have no right to access to the roof
     ------------------
of the Premises or the Building and shall not install, repair, place or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord. Any aerial, fan, air conditioner or device installed without such written consent shall be subject to removal at Tenant's expense, without notice, at any time. Landlord shall repair at Tenant's expense, any damage to the Building or roof resulting from the installation, repair, use, or replacement of any such air conditioner or other device.

20.  ASSIGNMENT AND SUBLETTING.  Tenant shall not either voluntarily, or by
     --------------------------
operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use their Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant can transfer its rights to this Lease to a related entity provided Tenant owns in excess of 51% of the entity. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial statements for the proposed assignee or subtenant. Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant's request) to cancel this Lease as of the commencement date stated in the proposed subLease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or subletting shall not be unreasonably withheld. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, the difference, if any between Rent plus assignment or subLease pursuant to the provisions of this Lease, and the Rent and Additional Rent payable by the assignee or sublessee to Tenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without landlord's consent shall be void, and shall, at the option of the Landlord, constitute a
default under this Lease.   In the event that Landlord shall consent to a
subLease or assignment hereunder, Tenant shall pay Landlord's reasonable fees, not to exceed one hundred dollars per transaction, incurred in connection with processing of documents necessary to the giving of such consent.

21.  TENANT DEFAULT.  The occurrence of any one of the following events
     ---------------
shall constitute an event of default ("Default") on the part of Tenant:

     a. The vacating of the Premises by Tenant without the payment of rent and additional rent during the remaining Lease term;

     b. Failure to pay any installment of Rent or any other monies due and payable hereunder;

     c. Default in the performance of any of Tenant's covenants, agreements or obligations hereunder, said Default (except Default in the payment of any installment of Rent, or other monies) continuing for ten (10) days after written notice thereof from Landlord to Tenant. If effort is made to cure default but such effort is not completed within the ten
          (10) days provided for above, then Tenant shall have an additional fifteen (15) days to cure same.

     d. The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for any arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days; unless tenant continues to pay rent.

     e. Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty
          (60) days after the levy thereof.

22.  LANDLORD'S REMEDIES.
     --------------------

     a. Damages. In the event of any such Default by Tenant, Landlord shall use its best efforts to relet the Premises. All costs of such reletting shall be borne by Tenant and shall include but not limited to restoration, brokerage fees, attorney's fees, and marketing of the Premises. In addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice to such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          i. the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

          ii. the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the end of the Lease term is less than any rental payments due from reletting the Premises for the balance of the Lease term; plus

          iii. such reasonable attorney's fees incurred by Landlord as a result of such Default, and costs in the event suit is filed by Landlord to enforce such remedy; and

          iv. At Landlord's election, such other amount in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "Rent", as used in this Article 22, shall be deemed to be and to mean the monthly Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

               maximum remedies under this Paragraph shall include unpaid rent, and additional rent, plus ten percent (10%) .

               As used in Subparagraphs i and ii above, the "worth at the time of award" is computed by allowing interest at the rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%).

     b.   Re-entry.  In the event of any such default by Tenant, Landlord shall
          ---------
          also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.


     c.   Election. In the event Landlord shall elect to relet, then rentals
          ---------
          received by Landlord from such reletting the Premises shall be applied, first, to reasonable attorney's fees incurred by Landlord as a result of such Default and costs in the event suit is filed by Landlord to enforce such remedies; second, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any cost of such reletting; fourth, to the payment of cost of any alterations and repairs to the Premises, to restore the Premises to the condition at the start of the Lease term or to the condition as approved by Landlord under the terms of Article 24, reasonable wear and tear excluded; fifth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     d.   Termination. No re-entry or taking of possession of the Premises by
          -----------
          Landlord pursuant to this Article shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination of Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

23.  SUBORDINATION - ATTORNMENT.  Upon request of Landlord, Tenant will in
     ---------------------------
writing subordinate its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, provided the holder of such mortgage or deed of trust grants Tenant a non-disturbance agreement, and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for full term hereof.

24.  ALTERATIONS AND ADDITIONS - REMOVAL OF FIXTURES.
     ------------------------------------------------

     a. Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises or any part thereof in excess of $1,000.00 without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld and any alterations, additions or improvements to or on said Premises, shall at once become a part of the realty and belong to the Landlord and shall be surrendered with the Premises. In the event any such work shall cost in excess of Ten Thousand ($10,000) Dollars, such work shall not be commenced until Tenant shall submit to the Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be performed in accordance with the provisions of this Lease. Landlord shall not unreasonably withhold its consent to any such alterations, addition or improvement, but shall have the right to determine if such work would reduce the value, size or general utility of the Building or any portion thereof, or whether such work maintains the architectural harmony of the Building. Any approval by Landlord as aforesaid may be upon condition thereof and payment therefor, as Landlord may reasonably require, including the furnishing of adequate security. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and subject to the provisions of
          Section 42 herein. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days after the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, restore the Premises to the condition at the start of the Lease, reasonable wear and tear excluded, and repair any damage to the Premises caused by such removal. Tenant shall not be required to remove and/or restore any alterations, additions or improvements if Landlord has specifically excluded, in writing, any of Tenant's alterations, additions, or improvements from Tenant's restoration obligations.

     b. Any work performed by Tenant, irrespective of cost, shall be subject to the Landlord's inspection and approval after completion to determine whether it complies with the requirements of this Lease. The approval or consent of the Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a first-class good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations.
          Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver the original of all such approvals, permits or certificates to the Landlord, to be retained by Landlord.

     c. During the course of any and all repairs, alterations, additions or improvements which the Tenant shall either be required to perform or which the Tenant shall elect to perform, Tenant at its sole cost and expense, shall at all times obtain and maintain or cause to be obtained and maintained, workmen's compensation insurance and any other insurance which shall then be required by law, together with public liability insurance as set forth in Section 15 hereof, to insure against any additional hazards created in connection with the performance of any of the aforesaid work. Prior to the commencement of any such work, Tenant shall deliver to Landlord copies of all policies or certificates of insurance with respect to all policies required pursuant to this Section 24 (c).

25.  EXTERIOR SIGNS.  Tenant may not provide, install or maintain any exterior
     ---------------
signs on the roof or in the windows; nor shall the Tenant provide, install or maintain any exterior signs on the facade or walls of the Building or on any grounds adjacent thereto, unless: (i) such installation be made in such manner as will not affect any roofing bond and/or other guarantee which shall then be in force and effect; (ii) all such signs shall have been approved by Landlord in writing before installation; and (iii) all such signs must at all times conform to all applicable rules and regulations, codes and ordinances of any governmental agencies having jurisdiction thereover. Any and all signs placed on the Premises by Tenant shall comply with Landlord's rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of such signs. Tenant agrees upon removal of said signs to repair all damage incident to such removal.

26.  ENTRY FOR CARTING AND REPAIRS.
     ------------------------------

     a. Landlord and its designees shall have the right to place and maintain all utility equipment of any kind in and on the Premises as may be necessary or desirable to serve the Building or any portion thereof, provided such does not unreasonably interfere with Tenant's right of quiet enjoyment of the Premises. If the space should be reduced, the Rent and Adjustments will be reduced in an amount equal to the percentage that the lost space bears in relation to the entire building. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours (and in emergencies at all times): (i) to inspect the same; (ii) to make repairs, additions or alterations to and/or to complete initial construction of, the Premises and/or to the Building or to prevent waste or depreciation thereof; (iii) to post "For Sale" signs on the Premises and to exhibit the Premises to any prospective purchaser or mortgagee; or (iv) for any other lawful purpose. This paragraph shall not be deemed to be a covenant by Landlord nor be construed to create an obligation or duty on the part of the Landlord to make such inspection, repairs, additions or alterations except as otherwise herein provided. Any performance by Landlord hereunder shall not be deemed a waiver of Tenant's default in failing to perform same, nor shall Landlord be liable for any inconvenience disturbance, loss of business, loss of use of the Premises or any other damage suffered by Tenant, due to said performance by Landlord and the obligations of Tenant pursuant to this Lease shall not thereby be affected in any manner whatsoever. Landlord agrees to exercise due care to cause the least possible interference with Tenant's business, but Landlord shall not be required to employ labor on weekends or on any overtime basis to avoid or reduce any such interference.

     b. For a period commencing one hundred eighty (180) days prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises with Tenant as escort for the purpose of exhibiting the same to prospective tenants and to post any "To Let" or "To Lease" signs upon the Premises.

     c. Landlord shall have the right to carry material in and on the Premises and to perform work in or on the Premises pursuant to the provisions of this Lease, without the same constituting an actual or constructive eviction to Tenant, in whole or in part, without the same permitting any rent reduction or abatement and without the Tenant having the right to assert any claim for damages to the Tenant's tangible property or injury or death to persons. In no event shall the Landlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any consequential damages which Tenant may suffer.

27.  MORTGAGEE'S RIGHTS. Tenant's rights shall be subject to any mortgage or
     -------------------
deed of trust to secure debt which is now, or may hereafter be, placed upon the Premises by Landlord. Tenant agrees to give any mortgagee and/or trust deed holder, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and Leases, or otherwise), of the address of such mortgagee(s) and/or trust deed holder(s) . Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

28.  END OF TERM.   Tenant agrees to promptly vacate the Premises at the
     -----------
conclusion of the term of the Lease and to leave such Premises broom clean, free of all debris, waste(s) and by-products, and in an environmentally safe condition, in compliance with all governmental laws, rules, orders, and regulations; however, Tenant shall have no obligation or liability for the condition of the Premises prior to the term of this Lease. Tenant, at its sole cost and expense, shall retain an environmental or engineering consultant or consulting firm to verify Tenant's compliance with this provision, and Tenant agrees to (1) provide access and reasonable assistanc to such consultant or consulting firm at the Premises, (2) implement the recommendation of such consultant or consulting firm, promptly upon Landlord's request therefor. Should Landlord desire to have the Premises or any part thereof restored to the condition in which they were originally delivered to Tenant, Landlord shall so notify Tenant in writing within thirty (30) days after the end of the Term, and Tenant shall have thirty (30) days after such written notice to restore the Premises, or any part thereof, to the condition in which they were originally delivered to Tenant, at Tenant's sole cost and expense shall so restore the

Premises, additions and improvements as may be requested by Landlord, and fix and repair any and all damage or defacement to the Building and/or lands caused by the installation and/or removal of alterations, additions, improvements, furniture, equipment, trade fixtures or any other property. Any and all of such property, alterations, additions or improvements not so removed, at Landlord's option, shall become the exclusive property of Landlord and be disposed of by Landlord, at Tenant's cost and expense, without further notice or demand. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against any damages, loss or liability resulting therefrom, including, without limitations, any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this paragraph shall survive the expiration or sooner termination of the Term. Tenant shall not be required to remove and/or restore any alterations, additions or improvements if Landlord has specifically excluded, in writing, any of Tenant's alterations, additions, or improvements from Tenant's restoration obligations.

29.  NO ESTATE IN LAWS.  This Lease shall create the relationship of Landlord
     ------------------
and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except with Landlord's prior written consent.

30.  HOLDING OVER.  If Tenant remains in possession of the Premises after
     -------------
expiration of, the term hereof, without the express written consent of Landlord, Tenant's occupancy shall be a tenancy from month to month at 150% of the Rent in effect for the last month of the term of this Lease, plus all other charges payable hereunder, and upon the same terms and conditions herein contained. In no event however shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.

31.  HOMESTEAD RIGHTS.  Tenant waives all homestead rights and exemptions which
     -----------------
it may have under any law as against any obligation lowing under this Lease. Tenant hereby assigns to Landlord its homestead and exemption.

32.  SALE OF PREMISES BY LANDLORD.  In the event of any sale of the Premises by
     -----------------------------
Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties of their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. No cost of such sale shall be paid by Tenant.

33.  RULES AND REGULATIONS
     ---------------------

     a. Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (1) the restriction of employee parking to a limited, designated area or areas; and (2) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building; however, Landlord shall enforce these rules and regulations among the tenants. Landlord agrees to enforce the rules and regulations in a nondiscriminatory manner.

     b. Tenant agrees at all times during the Term of this Lease, and at its sole cost and expense:

          i. not to take or permit any action which would violate Landlord's union contracts, if any, affecting the Building or the Premises, or which would create any work stoppage, picketing labor disruption or any work performed or to be performed by Landlord or any other persons in or about the Building, or which would hinder the activities or operations of the Landlord in bringing about the cessation of any work stoppage, picketing or other labor disruption or dispute affecting the Building any work being performed or to be performed in or about the Building;

          ii. to pay promptly and when due, all taxes, licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or, equipment in, on or at the Premises;

          iii. not to commit any waste or nuisance, nor use the plumbing facilities for any purpose injurious to same or dispose of any garbage or any foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load of 200 lbs. per square inch, which such floor was designed to carry nor install, operate and/or maintain in the Premises any heavy equipment except in a location approved by Landlord, not install, operate and/or maintain in the Premises any electrical equipment which will overload the electrical system therein (1,000 amps/480 volts), or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord or which does not have Underwriter's approval; or which would require any plan and/or bond to be furnished or which would require any work to be performed in order to cure and/or correct any condition created by Tenant, pursuant to any applicable governmental law or requirement;

          iv. to keep the Premises in a neat, clean, orderly and sanitary condition, free of any insects, rodents, vermin and pests of every type and kind;

          v. not to use the Premises for any purpose or business which is illegal, noxious, offensive because of the emission of noise, smoke, dust or odors or which could damage the Building or be a nuisance or menace to or interfere with, any other tenants or the public;

          vi. to comply with all requirements of all suppliers of public utility services to the Building and not to suffer or permit any Act or omission the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Building;

          vii. At all times during the Term of this Lease hereof, and upon the termination of the Term of this Lease hereof, Tenant shall comply with all applicable environmental protection laws, rules or requirements, and shall promptly cure all violations thereof arising from its non-compliance including but not limited to, the preparation, delivery and/or filing with the applicable governmental authorities and with the Landlord, or all forms, certificates, notices, documents, plans and other writings, and the furnishing of such other information as may be required or requested by the Landlord, its mortgagee or any applicable governmental authority in connection with compliance or curing of any applicable requirement or in connection with the sale, Lease, transfer, mortgaging or other disposition of the Building and/or Lands. It is specifically acknowledged and agreed that the provisions of this sub-paragraph shall survive the termination of the Lease, regardless of the reason or cause thereof.

     c. No abatement, diminution or reduction of the Rental or other charges required to be paid by Tenant pursuant to the terms of this Lease, shall be claimed by or allowed to, the Tenant for the inconvenience, interruption, cessation or loss of business or otherwise cause directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the federal, state, county or municipal government, or of any other governmental or lawful authority whatsoever, or as a result of any diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment operation or use of the Premises. Tenant shall have the right to terminate the Lease if future laws substantially diminish the value of the Premises for the Tenant's conduct of business.

     d. Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, provided, however, that: (i) any noncompliance shall not constitute a crime on the part of the Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord; (ii) Tenant shall diligently prosecute any such contest to a final determination by a court, department or governmental authority having final jurisdiction and keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; and (iii) Tenant shall indemnify and save harmless Landlord against any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance. It is agreed however that Landlord has the right to demand that the Tenant furnish adequate security to ensure its ability to perform its indemnity obligations hereunder, which security if so requested, shall be furnished to Landlord prior to the Tenant commencing or continuing wish such contest, as the case may be. In no event, however, shall Tenant defer compliance if such deferment would constitute a violation of any of the provisions of any mortgage or ground Lease to which this Lease is or shall be subordinate. Landlord agrees to cooperate as reasonably required for the purpose of any such contest, provided that the same shall be without cost or expense to Landlord. Landlord shall have the right, but not the obligation to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement; provided such does not unreasonably interfere with the business and business operations of Tenant.

34.  RIGHTS CUMULATIVE.  All rights, power and privileges conferred hereunder
     ------------------
upon parties hereto shall be cumulative but not restrictive to those given by law.

35.  WAIVER OF RIGHTS.  No failure of Landlord to exercise any power given
     -----------------
Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

36.  TIME OF ESSENCE.  Time is of the essence of this agreement.
     ----------------

37.  DEFINITIONS.  "Landlord" as used in this Lease shall include Landlord's
     ------------
heirs, representatives, assigns and successors in title to Premises. "Tenant" shall include Tenant's heirs and representatives, and if this Lease shall be validly assigned or the Premises sublet, shall include Tenant's assignees or sublessees, as to Premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

38.  NOTICES.  All notices and demands which may or are to be required or
     --------
permitted to be given to either party by the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States mail, postage prepaid, addressed to the Tenant at the Premises, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

To Landlord at:          c/o Kwartler Associates, Inc.
                         2 North Street, Waldwick, NJ 07463

To Tenant at:            1 Pearl Court
                         Allendale, New Jersey 07401

And a copy to:           Advanced Technology Laboratories, Inc.
                         22100 Bothell Everett Highway
                         Bothell, Washington 98040-3003

39.  ESTOPPEL CERTIFICATES.  Tenant shall, from time to time, upon written
     ----------------------
request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date this Lease was executed and the date it expires, the date Tenant entered into occupancy of the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (in the event such is the case, or specify those that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (if such is the case, or specify those that have not been received); that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no rent has been paid more than one (1) month in advance; and that no security has been deposited with Landlord (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgage of landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. Tenant agrees to respond within fifteen (15) days of receipt

40.  SUBROGATION.   As long as their respective insurers so permit, Landlord and
     ------------
Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers for such waivers and shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

GOVERNMENTAL ORDERS.  Tenant agrees, at its own expense, to promptly comply with
--------------------
all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy.

42.  LIENS.  Tenant shall keep the Premises and the property on which the
     ------
Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions, or alterations which the Tenant desires to make.

43.  DISPLAYS. Tenant may not display or sell merchandise or allow grocery carts
     ---------
or other similar devices within the control of Tenant to be stored or to remain outside the exterior walls and doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices on the exterior of the Building or use the Premises as an advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeaker, phonographs or radio broadcasts.

44.  AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by
     ---------
auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

45.  AUTHORITY OF TENANT.  If Tenant is a corporation or partnership, each
     --------------------
individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.

46.  NO ACCORD OR SATISFACTION.  No payment by Tenant or receipt by Landlord of
     --------------------------
a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account 6f the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

47.  BROKERS.  Tenant represents and warrants to Landlord that neither it nor
     --------
its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Kwartler Associates, Inc. and Tarvin Associates, Inc. in negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, as well as costs and expenses including attorneys' fees incurred by Landlord in conjunction with any claim or claims, of Kwartler Associates, Inc. and Tarvin Associates, Inc. or any broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

48.  NON-LIABILITY OF LANDLORD
     -------------------------

     a. Landlord shall not be liable for any damage or injury which may be sustained by Tenant or by any other person, as a consequence of the failure, breakage, leakage or obstruction of the street or sub-surface; or of the water, plumbing, steam, sewer, waste or soil pipes; or of the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; or of the electrical, gas, power conveyor, refrigeration, sprinkler, air conditioning or heating systems; or of the elevators or hoisting equipment; or of any other structural failure; or by reason of the elements; or resulting from theft or pilferage; or resulting from fire, explosion, or other casualty; or resulting from the carelessness, negligence, or improper conduct on the part of the Tenant, any other tenant, except to the extent of the negligence of Landlord, its agents, employees, guests, licensees, invitees, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord. All property kept, maintained or stored at the sole risk of the Tenant.

     b. Landlord shall not be liable to Tenant or any person or entity claiming through the Tenant, except for any breach orviolation by Landlord, Landlord's agent(s) or by any other tenant or by any other person or entity, of:

          (i)   any rule or regulation established by Landlord; or

          (ii) any provision, covenant, term or condition of this or any other agreement affecting the Building and lands or any portion thereof.

49.  UNAVOIDABLE DELAYS
     ------------------

     a. Except as otherwise provided in this Lease, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefore, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by Tenant or any other tenant or other conditions beyond the control of Landlord, whether prior to or during the Term, Landlord shall fail punctually to perform any Lease obligation, then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. In the event that Landlord, as a result of any such condition, shall be unable to exercise any right or option within any time limit provided in this Lease, such time limit shall be deemed extended for a period equal to the duration of such condition. The failure of Landlord to perform any Lease obligation for the reasons set forth hereinshall not affect, curtail, impair or excuse this Lease or the obligations of Tenant hereunder.

     b. No diminution or abatement of rent, or other compensation, shall be Maimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or to its appliances, or arising from the construction of or repairs or improvements to, other buildings, structures, land or appliances, to the various "services", if any, to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment shall be due to accident, alterations or repairs necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of such "service" nor any nonperformance by Landlord pursuant to subparagraph (a) of this Paragraph, shall be deemed a constructive eviction, nor shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the date above fixed for the commencement of the Term, it being understood that the Rental shall in any event, commence to run at such date as above fixed.

50.  ENVIRONMENTAL PROVISIONS.
     -------------------------

     a. For the purposes of this Lease the following additional definitions shall apply:

          i. "Hazardous Substances" shall include any pollutants, petroleum products, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Industrial Site Recovery Act and all rules, regulations, orders, directives and opinions promulgated thereunder ("ISRA") N.J. S.A. 13: 1K-6 et seq.: the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et sea. and all rules, regulations, orders, directives and opinions promulgated thereunder ("Spill Act"); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq.; the Comprehensive Environmental Response compensation and Liability Act, 42 U.S.C.
               (S)9601 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder ("CERCLA"); or any other Federal, State or Local environmental law or ordinance and all rules, regulations, orders, directives and opinions promulgated under the foregoing, (collectively "Environmental Laws") .

          ii. "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          iii. "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection and Energy

               ("DEPE"), the United States Environmental Protection Agency ("EPA"), any other Federal, State or Local agency or authority pertaining to the Premises.

     b. To the extent that Tenant may be permitted under applicable law to use the Premises for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall ensure that said use shall be conducted at all times strictly in accordance with applicable Environmental Laws. Tenant shall not cause nor permit as a result of any intentional or unintentional act or omission, a Release of Hazardous Substances. If any intentional or unintentional act or omission results in any actual or alleged Release of Hazardous Substances, Tenant promptly shall conduct necessary sampling and cleanup and remediate such Release in accordance with applicable Environmental Laws.

     c. Tenant, at its sole cost and expense, promptly shall apply for ISRA approval prior to the occurrence of any event that would trigger ISRA applicability, and pursue the matter to obtain an approved negative declaration or an approved remedial action workplan completion. In the event that the occurrence is the transfer of title or other action by Landlord, Landlord shall give timely notice to Tenant of said contemplated transfer so as to give Tenant adequate time to obtain the approvals contemplated by this paragraph. Landlord will pay for all costs incurred in obtaining approvals required by Landlord's acts.

     d. In connection with the performance of its obligations pursuant to this Paragraph 50, Tenant shall furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to DEPE and all documents, reports, directives and correspondence provided by DEPE to Tenant, together with true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. In connection with the performance of its obligations pursuant to this Paragraph
          50, Landlord shall furnish to Tenant true and complete copies of all documents, submissions and correspondence provided by Landlord to DEPE and all documents, reports, directives, and correspondence provided by DEPE to Landlord, together with true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises.

     e. Should DEPE determine that pursuant to ISRA, a remedial action workplan be prepared and a cleanup be undertaken because of a Release of a Hazardous Substance at the Premises which occurred during the term of the Lease and was as a result of Tenant or his agents, Tenant, at its sole cost and expense, promptly shall prepare and submit the required plan and financial assurances and promptly shall carry out the approved plan. Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant, at its own cost and expense, shall obtain a Letter of Nonapplicability or de minimis quantity exemption from DEPE prior to termination of the Term if either of the above is not obtained, then, at Landlord's option, shall hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether or not Tenant's operations have resulted in a Release of a Hazardous Substance at or around the Premises. Tenant's sampling, at a minimum, shall establish the integrity of all underground storage tanks at the Premises. Should the sampling reveal any Release of a Hazardous Substance, then Tenant, at its sole cost and expense, promptly shall cleanup the Premises in accordance with Environmental Laws and DEPE. Landlord agrees to pay all costs and initiate all actions in accordance with this Paragraph for all actions resulting from the condition of the property prior to Tenant's occupancy of the Premises and for all actions of the Landlord or his agents during the term of this Lease.

     f. Should the submission of a remedial action workplan be required pursuant to ISRA, and caused by Tenant and/or its agents, then notwithstanding the minimum financial security requirements pursuant to ISRA, Tenant, at its sole cost and expense, shall furnish to DEPE security satisfactory to DEPE, in the amount of at least 100% of the cleanup cost estimate obtained, in the form of a bond or letter of credit issued by a financial surely authorized to do business in the State of New Jersey, guaranteeing the performance and completion of Tenant's obligations pursuant to ISRA. The security furnished by Tenant shall be renewed and kept in force by Tenant, at Tenant's sole cost and expense, until such time as Tenant shall have received final approval of the cleanup and a release of the financial assurances from DEPE.

     g. Tenant hereby assumes and agrees to indemnify and hold harmless Landlord from and against all obligations, liabilities, damages, costs, fines, penalties, losses and expenses under, in connection with, arising from or relating to, Tenant's compliance or failure to comply with ISRA as set forth above, including but not limited to, reasonable attorney, consultant and expert fees. Such obligation to comply with ISRA shall be discharged when the DEPE approves a negative declaration or has issued written confirmation that a remedial action workplan has been implemented and completed to the satisfaction of the DEPE.

          Landlord hereby assumes and agrees to indemnify and hold harmless Tenant from and against all obligations, liabilities, damages, costs, fines, penalties, losses and expenses under, in connection with, arising from or relating to, Landlord's compliance or failure to comply with ISRA as set forth above, including but not limited to, reasonable attorney, consultant and expert fees. Such obligation to comply with ISRA shall be discharged when the DEPE approves a negative declaration or has issued written confirmation that a remedial action workplan has been implemented and completed to the satisfaction of the DEPE.

     h. In the event Tenant is unable to obtain either (a) a non-applicability letter; (b) an approval of a negative declaration; or
          (c) an approval of a remedial action workplan prior to the occurrence of the event triggering applicability of ISRA, then Tenant, at its sole cost and expense, shall do everything necessary in order to obtain agreement with DEPE, authorizing the occurrence of the event triggering ISRA and obligating Tenant to comply, at its sole cost and expense, with all requirements of ISRA on terms and conditions satisfactory to Landlord and without imposing any restrictions or prohibitions against the Premises.

     i. Notwithstanding anything in this Lease to the contrary, and without limiting any other provisions of this Paragraph 50, Tenant, at its sole cost and expense, shall observe, comply and fulfill all of the terms and provisions of all applicable Environmental Laws, as the same may be amended from time to time, as they relate to Tenant's use and occupancy of the Premises during the term of this Lease, unless caused by Landlord.

     j. In the event there shall be filed a lien against the Premises arising out of a claim(s) by DEPE pursuant to the provisions of the Spill Act or by EPA pursuant to the provisions of CERCLA caused by Tenant, Tenant immediately either shall: 1) pay the claim and remove the lien from the Premises; or, 2) furnish a bond, cash receipt or other security satisfactory to discharge the claim out of which the lien arises.

     k. Tenant hereby covenants and agrees to indemnify and, hold Landlord harmless from and against any and all losses of whatever nature, including lost rentals, claims, costs, fines, penalties, losses and expenses, including but not limited to, reasonable attorney, consultant and expert fees that Landlord may sustain as a result of Tenant's non-compliance or failure to comply in a timely fashion with the provisions of this Paragraph 50 or any Environmental Law or by Tenant's Release of Hazardous Substances at the Premises.

          Landlord hereby covenants and agrees to indemnify and hold Tenant harmless from and against any and all losses of whatever nature, including lost rentals, claims, costs, fines, penalties, losses and expenses, including but not limited to, reasonable attorney, consultant and expert fees that Tenant may sustain as a result. of Landlord's non-compliance or failure to comply in a timely fashion with the provisions of this Paragraph 50 or any Environmental Law or by Landlord's Release of Hazardous Substances at the Premises, or the condition of the Premises prior to the commencement of the lease.

     1. i. Tenant promptly shall provide Landlord with all documentation and correspondence provided to DEPE pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et sea., and all rules, regulations, orders, directives and opinions promulgated thereunder.

          ii. Tenant promptly shall supply Landlord with all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:lK-15, et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder.

          iii. Tenant promptly shall provide Landlord with a copy of all permits obtained pursuant to any Environmental Law,

     m. Tenant acknowledges that for Landlord to comply with the requirements of Environmental Laws, Landlord from time to time, may have to enter the Premises. Landlord and/or its agents shall have an irrevocable license and right to enter the Premises for such purposes, as well as for removing soil, installing test and/or monitoring wells, such other equipment and undertaking such other work as may be required by DEPE. All such entry by Landlord and/or its agents shall be upon reasonable notice to Tenant, and shall not unreasonably interfere with the conduct of Tenant's business.

     n. Tenant shall cooperate fully in allowing, from time to time, such examinations, tests, inspections, and reviews of the Premises as Landlord, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems. Landlord expressly reserves the right, but without any obligation, to conduct examinations, tests, (including but not limited to a geohydrological survey of soil and subsurface conditions), inspections and reviews of the Premises as Landlord, in its sole and absolute discretion, may determine to be necessary, as long as such actions shall not unreasonably interfere with the conduct of Tenant's business.

     o. Landlord and Tenant agree to cooperate with each other to provide any information necessary to the other in order to effect compliance with any Environmental Law.

     p. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for complying with any Environmental Law in connection with any spill or ReLease of Hazardous Substances which occurred prior to the Commencement Date of this Lease or which was caused by Landlord.

     q. In the event Tenant shall fail to comply in full with this Paragraph, Landlord, at its option, may perform any and all of Tenant's obligations as aforesaid, and all costs and expenses incurred by Landlord, in the exorcise of its rights shall be deemed a claim against Tenant as Additional Rent payable on demand.

     r. The provisions of this Paragraph 50 shall survive the expiration or earlier termination of this Lease, regardless of the reason for such termination and compliance with the provisions of this Paragraph 50 may require Tenant to expend funds or perform acts after the expiration or termination of this Lease. Tenant agrees to expend such funds and/or perform such acts and shall not be excused therefrom notwithstanding any expiration or termination of this Lease, it being agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this Paragraph 50 and the survival thereof.

     s. During, at the end of, or after the term of this Lease, Tenant agrees to execute any or all documents required by Landlord in connection with compliance with any Environmental Law.

51.  GENERAL PROVISIONS
     ------------------

     a.   Joint obligation. If there be more than one Tenant, the obligations
          ----------------
          hereunder imposed shall be joint and several.

     b.   Marginal Headings, etc. The marginal headings index, Lease summary
          -----------------------
          sheet and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

     c.   Choice of Law. This Lease shall be governed by and construed in
          --------------
          accordance with the laws of the State in which the Premises are located.

     d.   Successors and Assigns.  The covenants and conditions herein
          -----------------------
          contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     e.   Recordation.  Neither Landlord nor Tenant shall record this Lease, but
          ------------
          a short-form memorandum hereof may be recorded at the request of Landlord.

     f. Quiet Possession. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

     g. Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

     h. Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

     i.   Cumulative Remedies. No remedy or election hereunder shall be deemed
          -------------------
          exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     j.   Entire Agreement. This Lease contains the entire agreement and no
          -----------------
          representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

     k.   No Option. The submission of this Lease for examination does not
          ----------
          constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

52.  EXPANSION.   Tenant shall have the right of first offer on all
     ---------
contiguous space in the building.

53.  OPTION TO RENEW.   Tenant shall have the option t6 renew this Lease
     ----------------
for one additional term of five (5) years under the following terms and conditions, at a rental to be negotiated.

     a.   Commencement.     The next day following the termination date of the
          -------------
          initial term.

     b.   Notice.  Tenant shall notify Landlord, or its agents or assigns, in
          ------
          writing, by certified mail, no later than nine (9) months prior to the expiration of the initial term of this Lease.

     C. Tenant shall have an option to renew this Lease for an additional term of five (5) years following the termination date of the first five (5) year option at a rental to be negotiated.

     d.   Other Terms.  In each and every other respect and matter, all of the
          -----------
          terms, conditions, provisions and covenants of the original Lease shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, in the same manner and to the same extent as if each of the parties hereto had been the initial parties to the original Lease.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals in triplicate, the day and year first above written.

DATE                 LANDLORD: ADVENT REALTY LIMITED PARTNERSHIP II
----
                     BY:/s/  Michael Ruane
                        -------------------------------

                     ATTEST:
                            ---------------------------

DATE:                TENTANT:  NOVA MICROSONICS, INC.

12/14/94             BY:/s/ Thomas J. Williams
--------                -------------------------------

                     ATTEST:   /s/ Jack N. Bergen
                            ----------------------------

                                   SCHEDULE A



                        Graph - Allendale Park Site Plan

                                  SCHEDULE B
                                LANDLORD'S WORK

In keeping with and as part of the lease between Advent Realty Limited Partnership II, a Boston corporation ("Landlord") and Nova MicroSonics, a division of Advanced Technology Laboratories ("Tenant"), Landlord agrees at his sole cost and expense to the demolition and rebuilding of interior spaces of the premises in accordance with this Schedule B and the attached Exhibit B.

Landlord and Tenant further agree and acknowledge that Exhibit B is subject to change by mutual agreement of Landlord and Tenant as final construction drawings are developed. Landlord and Tenant further agree that final drawings will be substantially equivalent to Exhibit B.

1. 100% of the Premises will be provided with gas heating and electric air conditioning designed to provide 72.F at 50% relative humidity when outdoor temperature is 90.F during cooling season and 72.F when outdoor temperature is l0.. This will be accomplished through the installation of 3 or more new high efficiency HVAC units of up to 36 tons capacity and the reconditioning of 4 existing units of 42.5 tons capacity. Zone control will be accomplished through the establishment of a minimum of 8 zones with separate thermostatic control units.

2. Office and other areas designated on Exhibit B will have nine (9) foot height clear ceilings. Assembly and similar areas designated on Exhibit B will have ten (10) foot clear ceiling height. Warehouse ceiling height designated on Exhibit i3 will be full building height. Ceiling will be installed as 2x4 standard acoustic panel with exposed metal grid and will be continuous over tops of interior partition walls with the exception of perimeter offices and fire code partitions between office, assembly, and warehouse areas as shown on Exhibit B.

3. Provide full kitchen with wet sink, range top, dishwasher, full size refrigerator, cabinetry per drawing to be provided by architect. Full electric and plumbing to be included for all appliances, sinks and kitchen components.

4. A mechanically operable dividing wall from Modern Fold Styles, Inc., will be provided and installed in appropriate recessed opening in lunchroom/conference room, acceptable to Tenant.

5.   The entire south facing exterior wall will be outfitted with   double
     glazed insulated high efficiency glass windows comparable in size to existing East facing windows with operable lower panels.

6. Two (2) loading docks to be equipped with new interior levelators equivalent to Model-608-K, manufacturer - Kelly, and new electrically powered overhead doors with positive OSHA approved safety interlocks or sensors.

7. All permanent building fixtures and all building construction/features will be in compliance with Americans with Disabilities Act Accessibility Guidelines for buildings and facilities in effect at time of occupancy and lease commencement.

8. Main restroom facilities will be installed to meet construction code for 80 people (an equal mix of men and women) complete with ceramic tile on floor and to wainscot height on wall, mirrors, vanities, liquid soap dispensers, and roll towel fixtures, etc.

9. Install industrial grade low pile carpeting in all areas with the exception of warehouse and loading docks with an allowance of $11/sq.yd installed. Warehouse and loading docks to have concrete floors coated with an appropriate sealant at a cost to Tenant of $400. Landlord to provide an offset of $11 per sq. yd. installed for all areas designated by Tenant on attached plan (Exhibit B).

10. Lighting to be installed with new building standard grade fixtures sufficient to provide 55 foot candles of light minimum throughout the facility. Fixtures to be mounted internal to ceiling in office and assembly areas and free hanging in warehouse and loading areas. Landlord to provide quotation to Tenant for Total Installed cost of USI Columbia T8-HC-242G-4139 2'x4' Parabolic lighting fixtures. Quotation to show cost of USI fixtures and allowance for building standard fixtures being replaced. Tenant would have the right to request the use of the USI fixtures up until a time specified in writing by Landlord with Tenant providing payment for incremental expense of USI fixtures.

11. Glass partitions to be provided as specified in architectural drawings at $20.00 per sq. ft. up to an allowance of $8,000 total.

12. One inch horizontal aluminum window blinds will be provided for all exterior windows and glass doors up to an allowance of $6,000.

13. Existing shower and toilet facility will be refurbished and remodeled to provide two single use facilities, one with a shower, as specified in architectural drawings.

14.  Sprinkler system to be installed according to Factory mutual requirements:

     a. Sprinkler protection for the proposed office areas should be designed to provide 0.10 gpm/sq. ft. over the most remote 1,500 sq. ft. including a 250 gpm hose allowance.

     b. Sprinkler protection for the electronic manufacturing, testing and assembly areas (test lab, development lab, controlled stock area, P.C. testing and assembly and 0.20 gpm over 2,500 sq. ft., including a 500 gpm hose allowance.

     c. An up-to-date water test should be performed prior to the design of these systems to provide a water supply for the basis of design. once developed, plans and hydraulic calculations for these systems should be submitted to Factory Mutual Engineering Association, 30 Vreeland Road, Florham Park, New Jersey 07932-1993 for review and comment prior to the fabrication and installation of materials.

     d. The sprinkler control valve to. the facility should be locked with a nonbreakable lock in the wide open position. Additionally, a procedure should be established which requires building management and/or the adjacent tenant to notify Nova MicroSonics if the valve will be shut for any reason.

15. Electrical service provided at 480 volt/3 phase/1000 Amps with appropriate step down transformers and panels to provide:

     a. Electrical outlets per code with a maximum of 6 duplex outlets per 20 A/115V line in walls in offices, conference rooms, file rooms, assembly, and laboratory areas.

     b. Electrical circuits pre-wired and accessible in ceiling of open areas in the ratio of one circuit per 400 sq. ft. or part thereof.

     c. 10 each dedicated electrical circuits 115V or 230V AC as specified in architectural plans.

16. Sound proofing insulation to be installed in interior walls of Conference and Demo rooms, and five designated exterior offices.

17. All doors to be installed pet architectural drawings are solid core wood veneer doors in off ices and steel full height, 1 hour fire rated normally closed doors in assembly and warehouse areas.

18. All interior partitions to be constructed with 5/8th thick gypsum wall board to underside of hung ceiling except as designated on plans for demising wall to adjacent tenant and wall separating office/assembly areas and assembly/warehouse areas. These designated walls will be of 1 hour fire rated construction. All walls to be finished with enamel paint with eggshell or satin finish.